UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 Date of Report
                        (Date of Earliest Event Reported)
                                February 3, 2005

                          Commission file number 1-7784

                                CENTURYTEL, INC.
             (Exact name of Registrant as specified in its charter)

                   Louisiana                                  72-0651161
        (State or other jurisdiction of                      (IRS Employer
        incorporation or organization)                    Identification No.)

   100 CenturyTel Drive, Monroe, Louisiana                       71203
   (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code - (318) 388-9000


     The information included in Item 2.02 and Item 9.01, except for any forward-looking statements (including our forecast for the upcoming quarter and year) and except for our references to non-GAAP financial measures (as defined in Regulation G promulgated by the Securities and Exchange Commission), shall be deemed incorporated by reference into any registration statement heretofore and hereafter filed by us under the Securities Act of 1933, as amended, except to the extent that such incorporated information is superceded by information as of a subsequent date that is included in or incorporated by reference into any such registration statement. None of the information included in Item 2.02 or
Item 9.01 shall be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 2.02     Results of Operations and Financial Condition

     On February 3, 2005, we issued a press release announcing our fourth quarter 2004 consolidated operating results. More complete information on our operating results will be included in our Annual Report on Form 10-K for the year ended December 31, 2004, which we expect to file shortly with the Securities and Exchange Commission. The complete press release is included as
Exhibit 99.1.

Item 8.01     Other Events

     On February 3, 2005, we issued a press release announcing (i) that our board of directors approved a stock repurchase program authorizing us to repurchase up to an aggregate of $200 million of either our common stock or equity units and (ii) that we have entered into a definitive agreement to purchase metro fiber networks in 16 markets from KMC Telecom Holdings, Inc. for $65 million cash, subject to certain purchase price adjustments. The complete press release is included as Exhibit 99.2.

Item 9.01     Financial Statements and Exhibits

              (c)  Exhibits

              99.1 Press release dated February 3, 2005 reporting fourth quarter 2004 operating results.

              99.2 Press release dated February 3, 2005 announcing stock repurchase program and definitive agreement to purchase metro fiber networks from KMC Telecom Holdings, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                          CenturyTel, Inc.

                                          By:  /s/ Neil A. Sweasy
                                             ---------------------
                                             Neil A. Sweasy
                                             Vice-President and Controller

Dated:        February 3, 2005